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                                                                     EXHIBIT 8.9

                                 March __, 1996


                         Nicholas-Applegate Mutual Funds
                          600 West Broadway, 30th Floor
                          San Diego, California  92101


PNC Bank, National Association
Airport Business Center
International Court 2
200 Stevens Drive
Lester, Pennsylvania  19113

Ladies and Gentlemen:

          Reference is made to the Custodian Services Agreement between us dated as of April 1, 1993 (the "Agreement").

          Pursuant to Section 2 of the Agreement, we wish to add the following Portfolio to the Agreement: Value Institutional Portfolio.

          Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

                              Very truly yours,



                              E. Blake Moore, Jr.
                              Secretary

APPOINTMENT ACCEPTED:

PNC BANK, NATIONAL ASSOCIATION


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